UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2012

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On January 27, 2012, Altria Group, Inc. (the “Company”) issued an earnings press release announcing its financial results for the quarter ended December 31, 2011 and the fiscal year ended December 31, 2011. A copy of the earnings press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release is incorporated by reference to this Item 2.02, except for the section entitled “Chairman and CEO Transition,” which is incorporated by reference into, and filed pursuant to, Item 5.02.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Altria Group, Inc. (the “Company”) announced today that on January 26, 2012, Mr. Michael E. Szymanczyk, 63, informed the Board of Directors (the “Board”) of his intention to retire as chairman and chief executive officer after 23 years of distinguished service to the Company and its subsidiaries, effective upon the conclusion of the Annual Meeting of Shareholders on May 17, 2012 (the “2012 Annual Meeting”). The Company further announced that its Board, on January 26, 2012, elected Mr. Martin J. Barrington, currently Vice Chairman of the Company, to become Chairman and Chief Executive Officer effective upon the conclusion of the 2012 Annual Meeting, and upon the recommendation of the Nominating, Corporate Governance and Social Responsibility Committee of the Board, elected Mr. Barrington to the Board effective immediately. Mr. Barrington is not being named to any committee of the Board at this time. Mr. Szymanczyk also announced that he will not stand for re-election to the Board at the 2012 Annual Meeting.

The Company further announced today that, on January 26, 2012, the Board elected Mr. David R. Beran to become President and Chief Operating Officer of the Company, effective upon the conclusion of the 2012 Annual Meeting.

Mr. Barrington, age 58, currently serves as Vice Chairman of the Company and has been continuously employed by the Company or its subsidiaries in various positions since 1993.

Mr. Beran, age 57, currently serves as Vice Chairman of the Company and has been continuously employed by the Company or its subsidiaries in various positions since 1976.

Agreements with Mr. Szymanczyk

Mr. Szymanczyk will serve as a consultant to the Company upon his retirement pursuant to the Consulting Agreement (the “Consulting Agreement”) attached to this Current Report on

Form 8-K as Exhibit 10.1 and incorporated by reference to this Item 5.02. Pursuant to the Consulting Agreement, Mr. Szymanczyk will provide consulting services for a period ending January 31, 2014, unless terminated earlier as set forth in the Consulting Agreement. Mr. Szymanczyk will not receive any cash compensation for his services as a consultant; instead, with respect to his 2011 deferred stock award (210,000 shares), the Consulting Agreement provides for the payment described below; and with respect to a total of 450,000 shares of restricted stock of the Company that were granted to Mr. Szymanczyk under the 2008 and 2010 Restricted Stock Agreements and will remain unvested as of his retirement date, the Consulting Agreement provides for the continued vesting through the applicable vesting dates. The Amendment to the 2008 and 2010 Restricted Stock Agreements is attached hereto as Exhibit 10.2 and is incorporated by reference to this Item 5.02. The Consulting Agreement also provides for the use of corporate aircraft by Mr. Szymanczyk for business purposes only and sets the limits and conditions for such use.

In connection with his retirement, Mr. Szymanczyk and the Company also have entered into an Agreement and General Release (the “Retirement Agreement”) attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated by reference to this Item 5.02 under which the Company agrees to consider Mr. Szymanczyk eligible for pro-rated cash payments for his service through May 31, 2012 under the Company’s (i) annual incentive award program and (ii) 2011-2013 long-term incentive plan (the “LTIP”), in each case based on an individual performance rating at target and a Company performance rating determined in accordance with the relevant program. The pro-rated payments, if any, would be made in February 2013 for the 2012 annual incentive award program and in February 2014 for the LTIP. His award target for the annual incentive award program is 150% of base salary for the portion of 2012 he was employed, and his award target for the LTIP is 250% of his cumulative base salary over the portion of the three year performance cycle he was employed. These targets are consistent with the pre-existing targets for Salary Band A. There is no guarantee of any payment under either program. The Retirement Agreement and the Consulting Agreement also contemplate a lump sum cash payment to Mr. Szymanczyk in an amount equal to the full value of his 2011 deferred stock award (210,000 shares) that Mr. Szymanczyk will forfeit following his retirement under the terms of his 2011 Deferred Stock Agreement, such value to be determined as set forth in the Retirement Agreement. The Retirement Agreement also acknowledges that Mr. Szymanczyk will be entitled to payments, contributions and benefits under the normal terms and conditions of the Company’s benefit plans and compensation arrangements. However, Mr. Szymanczyk will not be eligible to make further contributions to, or receive contributions, credits or accruals under, the Company’s retirement plans with respect to periods after May 31, 2012. As disclosed in the Company’s Proxy Statement relating to its 2011 Annual Meeting of Shareholders, as filed with the SEC on April 8, 2011 (the “2011 Proxy Statement”), in January 2008, the Compensation Committee of the Board limited the present value of Mr. Szymanczyk’s accrued pension benefit (tax qualified and supplemental) to no more than $30 million. Mr. Szymanczyk’s accrued pension benefit otherwise would have exceeded that amount. Under the Retirement Agreement, Mr. Szymanczyk has agreed to a standard waiver and release of claims against the Company and related parties specified in the Retirement Agreement.

Mr. Szymanczyk will remain subject to the restrictive covenants and other terms of the Executive Confidentiality and Non-Competition Agreement between Mr. Szymanczyk and the Company dated February 17, 2011 (attached as Schedule 1 to the Retirement Agreement) for the periods set forth in the Consulting Agreement, and his post-employment non-competition obligations will extend after the period of the Consulting

Agreement. A form of the Confidentiality and Non-Competition Agreement was filed previously as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on January 27, 2011. The Company’s annual incentive award program, long term incentive program and other programs are more fully described under the “Compensation Discussion and Analysis” section of the Company’s 2011 Proxy Statement, which discussion is incorporated by reference to this Item 5.02.

Compensation of Messrs. Barrington and Beran

In connection with his appointment as President and Chief Operating Officer of the Company effective May 17, 2012, Mr. Beran’s annual base salary will be $870,100. Also in connection with his appointment, Mr. Beran received a special grant of 100,000 shares of restricted stock, which will vest three years from the grant date. Mr. Beran will also be permitted personal use of company aircraft subject to an annual allowance of up to $100,000. Mr. Beran’s annual incentive, LTIP and annual equity award targets remain unchanged from his previous targets as he will remain in Salary Band B, as follows: Mr. Beran’s annual incentive award target for 2012 will be 90% of base salary and his LTIP award target will be 200% of the sum of each year-end base salary for the three years of the performance cycle; his annual equity award target will be $1,275,000.

Mr. Barrington’s compensation as Chairman and Chief Executive Officer will be approved by the Compensation Committee at a later date. Mr. Barrington will receive no additional compensation for services as a director. Mr. Barrington’s compensation until May 17, 2012 is addressed in the Annual Compensation Committee Decisions discussion below.

The Company issued a press release attached hereto as Exhibit 99.1. The section of this press release entitled “Chairman and CEO Transition” is incorporated by reference to this Item 5.02.

Annual Compensation Committee Decisions

On January 25, 2012, the Compensation Committee of the Board also made the following compensation decisions for the Company’s executive officers:

Restricted Stock Awards. On January 25, 2012, the Compensation Committee approved the grant of shares of restricted stock under the 2010 Performance Incentive Plan (which was approved by the Company’s shareholders on May 20, 2010) to the following executive officers in the amounts indicated below:

Name	Shares of Restricted Stock

Martin J. Barrington	65,000

David R. Beran (1)	65,000

Craig A. Johnson	47,430

Denise F. Keane	61,480

Howard A. Willard III	56,210

(1)	Mr. Beran also received a special award of 100,000 shares of restricted stock as described in the Compensation of Messrs. Barrington and Beran discussion above.

In light of his retirement, the Compensation Committee did not grant equity awards to Mr. Szymanczyk in 2012.

The restricted stock awards vest three years from the grant date. Individual award amounts were subject to and comply with the limits prescribed by the shareholder-approved 2010 Performance Incentive Plan. The form of restricted stock agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference to this Item 5.02.

Base Salaries. On January 25, 2012, the Compensation Committee approved the following base salaries, effective March 1, 2012, for the following executive officers in the amounts indicated below:

Name	Base Salary Amount

Michael E. Szymanczyk (1)	$1,350,000

Martin J. Barrington	$840,300

David R. Beran (2)	$870,100

Craig A. Johnson	$808,600

Denise F. Keane	$835,000

Howard A. Willard III	$625,200

(1)	In light of his retirement, the Compensation Committee did not approve any salary increase for Mr. Szymanczyk.
(2)	Reflects the salary increase for Mr. Beran described in the Compensation of Messrs. Barrington and Beran discussion above.

Annual Incentive Awards. On January 25, 2011, the Compensation Committee approved annual incentive awards for 2011, payable in cash, to the following executive officers in the amounts indicated below:

Name	Annual Incentive Award

Michael E. Szymanczyk	$3,250,000

Martin J. Barrington	$1,100,000

David R. Beran	$1,225,000

Craig A. Johnson	$850,000

Denise F. Keane	$1,050,000

Howard A. Willard III	$700,000

Individual award amounts were subject to and comply with the limits prescribed by the shareholder-approved 2010 Performance Incentive Plan.

Future Programs

On January 25, 2012, the Compensation Committee approved the formula that will be used to determine the maximum award amounts for 2012 annual incentive awards. The formula reflects the Company’s intention to qualify, to the extent possible and desirable under the circumstances, cash incentive compensation paid to officers as performance-based compensation that is not subject to the tax deductibility limitations of Section 162(m) of the Internal Revenue Code.

Under the formula, the maximum award amounts will be equal to 0.23 percent of the Company’s 2012 adjusted net earnings for the Chairman and Chief Executive Officer and 0.115 percent of the Company’s 2012 adjusted net earnings for each of the other covered officers. For this purpose, the Chairman and Chief Executive Officer and the other covered officers will be identified at the time the incentive awards are paid in accordance with Section 162(m). Adjusted net earnings of the Company will be defined as the net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Compensation Committee. In addition, individual award amounts will be limited to the shareholder-approved maximum of $10.0 million as provided in the 2010 Performance Incentive Plan.

In addition, on January 25, 2012, the Compensation Committee approved the formula that will be used to determine the maximum award amounts for 2013 equity awards. The formula reflects the Company’s intention to qualify, to the extent possible and desirable under the circumstances, equity awards made to officers as performance-based compensation that is not subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

Under the formula, the maximum equity award grant value will be equal to 0.33 percent of the Company’s 2012 adjusted net earnings for the Chairman and Chief Executive Officer and 0.165 percent of the Company’s 2012 adjusted net earnings for each of the other covered officers. For this purpose, the Chairman and Chief Executive Officer and the other covered officers will be identified at the time the equity awards are granted in accordance with Section 162(m). Adjusted net earnings of the Company will be defined as the net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Compensation Committee. In addition, individual awards will be limited to the shareholder-approved maximum of one million shares as provided in the 2010 Performance Incentive Plan.

The information on the respective websites of the Company and its subsidiaries is not, and shall not be deemed to be, a part of this report or incorporated into any other filings the Company makes with the Securities and Exchange Commission.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the appointment of Mr. Barrington to the Board effective January 26, 2012, the Board amended Article II, Section 2 of the Company’s Amended and Restated By-laws in order to increase the size of the Board from ten (10) to eleven (11) directors effective January 26, 2012. The Company’s Amended and Restated By-laws are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference to this Item 5.03.

The Board also made administrative amendments in Article V, Section 1, to give the power to the chief operating officer (if any) and secretary of the Company to execute any contract or other instrument on behalf of the Company, other than loans.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated By-Laws of Altria Group, Inc. effective January 26, 2012 (filed pursuant to Item 5.03).

10.1	Consulting Agreement between Altria Group, Inc. and Michael E. Szymanczyk, dated January 26, 2012 (filed pursuant to Item 5.02).

10.2	Amendment to Restricted Stock Agreement, dated January 26, 2010 and Restricted Stock Agreement, dated April 23, 2008, each between the Company and Michael E. Szymanczyk (filed pursuant to Item 5.02).

10.3	Agreement and General Release between Altria Group, Inc. and Michael E. Szymanczyk, dated January 26, 2012 (filed pursuant to Item 5.02).

10.4	Form of Restricted Stock Agreement (filed pursuant to Item 5.02).

99.1	Altria Group, Inc. Press Release, dated January 27, 2012 (furnished pursuant to Item 2.02, except for the section entitled “Chairman and CEO Transition,” which is filed pursuant to Item 5.02).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Corporate Secretary and Senior Assistant General Counsel

DATE: January 27, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Altria Group, Inc. effective January 26, 2012 (filed pursuant to Item 5.03).

10.1	Consulting Agreement between Altria Group, Inc. and Michael E. Szymanczyk, dated January 26, 2012 (filed pursuant to Item 5.02).

10.2	Amendment to Restricted Stock Agreement, dated January 26, 2010 and Restricted Stock Agreement, dated April 23, 2008, each between the Company and Michael E. Szymanczyk (filed pursuant to Item 5.02).

10.3	Agreement and General Release between Altria Group, Inc. and Michael E. Szymanczyk, dated January 26, 2012 (filed pursuant to Item 5.02).

10.4	Form of Restricted Stock Agreement (filed pursuant to Item 5.02).

99.1	Altria Group, Inc. Press Release, dated January 27, 2012 (furnished pursuant to Item 2.02, except for the section entitled “Chairman and CEO Transition,” which is filed pursuant to Item 5.02).